Exhibit 10.1

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 15th day of October, 2010 by and between SILICON VALLEY BANK (“Bank”) and SOLTA MEDICAL, INC., a Delaware corporation (“Borrower”) whose address is 25881 Industrial Boulevard, Hayward, CA 94545.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 9, 2009, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of March 27, 2009; that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2009 and that certain Third Amendment to Loan and Security Agreement dated as of March 30, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to permit Borrower and/or certain of its Subsidiaries to enter into the CLRS Merger (defined below), as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13 (Definitions). Section 13.1 of the Loan Agreement hereby is amended by adding the following terms and their respective definitions:

“CLRS Merger” means the transactions effectuated by the CLRS Merger Documents.

“CLRS Merger Agreement” means that certain Agreement and Plan of Merger among Borrower, Solta Temp, Inc., CLRS Technology Corporation and Richard Clement, in his capacity as Representative (as such term in defined in the Merger Agreement), dated as of October 15, 2010, and the schedules and exhibits thereto, if any.

“CLRS Merger Documents” means the CLRS Merger Agreement and any other documents, instruments and/or agreements necessary to, and executed in connection with, the CLRS Merger Agreement; all in form and substance reasonably acceptable to Bank.

2.2 Bank hereby consents to the CLRS Merger and the execution, delivery and performance by Borrower, and/or certain of its Subsidiaries, of the CLRS Merger Documents; and hereby waives any violation of the Loan Agreement, including the provisions of Section 7 thereof, and of any other Loan Document that might otherwise be affected by the CLRS Merger.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Conditions Subsequent. Borrower shall, within thirty (30) days of the date hereof, cause CLRS Technology Corporation to enter into: (i) an Unconditional guaranty; (ii) a Security Agreement and (iii) an Intellectual Property Security Agreement; each in favor of Bank and in form and substance reasonably acceptable to Bank.

7. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto and (ii) Bank’s receipt of duly executed copies of the CLRS Merger Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		SOLTA MEDICAL, INC.

By :	/S/ BENJERMIN COLUMBO	By:	/S/ JOHN F. GLENN
Name:	Benjermin Columbo	Name:	John F. Glenn
Title:	Senior Relationship Manager	Title:	CFO